UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2018

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.
On March 20, 2018, the Company issued a press release announcing that Dominic J. Caruso, the Company's Executive Vice President, Chief Financial Officer, has elected to retire in September 2018. The Company also announced that Joseph Wolk, Vice President of Investor Relations for Johnson & Johnson, has been appointed Executive Vice President, Chief Financial Officer, effective July 1, 2018. Mr. Wolk will report to Alex Gorsky, the Company's Chairman and Chief Executive Officer, and become a member of the Company's Executive Committee.
Mr. Wolk, 51, has led the Investor Relations organization since August 2016. Previously, he was Vice President, Group Finance for the Pharmaceuticals Group and a member of the Pharmaceuticals Group Operating Committee. In 2010, Mr. Wolk became Vice President, Finance for the Medical Devices Global Supply Chain and a member of its Management Board, before being named to the Pharmaceuticals position in 2014. Prior to that, Mr. Wolk served as Chief Financial Officer of the North America Pharmaceuticals Group, responsible for Centocor Ortho Biotech Inc., as well as U.S. Pricing Strategy and Compliance. Mr. Wolk joined Johnson & Johnson in 1998 as a Finance Manager in the Ortho-McNeil Pharmaceutical organization.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.    Description
99.1Johnson & Johnson press release dated March 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
March 20, 2018	By:	/s/ Thomas J. Spellman III
Thomas J. Spellman III Secretary